Calculation of Filing Fee Tables
S-3
NEXTERA ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	NextEra Energy, Inc. Stock Purchase Units	457(r)			$ 2,300,000,000.00	0.0001381	$ 317,630.00
Fees to be Paid	2	Other	NextEra Energy, Inc. Stock Purchase Contracts	457(r)				0.0001381	$ 0.00
Fees to be Paid	3	Debt	NextEra Energy Capital Holdings, Inc. Series P Debentures due February 15, 2031	457(r)				0.0001381	$ 0.00
Fees to be Paid	4	Other	NextEra Energy, Inc. Guarantee of Series P Debentures due February 15, 2031	Other				0.0001381	$ 0.00
Fees to be Paid	5	Debt	NextEra Energy Capital Holdings, Inc. Series Q Debentures due February 15, 2034	457(r)				0.0001381	$ 0.00
Fees to be Paid	6	Other	NextEra Energy, Inc. Guarantee of Series Q Debentures due February 15, 2034	Other				0.0001381	$ 0.00
Fees to be Paid	7	Equity	NextEra Energy, Inc. Common Stock, $.01 par value	457(r)			$ 2,300,000,000.00	0.0001381	$ 317,630.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,600,000,000.00		$ 635,260.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 635,260.00
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" exhibit in Registration Statement Nos. 333-278184 and 333-278184-02, which was filed on March 22, 2024. Represents an aggregate amount of $2,300,000,000 of the Equity Units (Stock Purchase Units) offered hereby and an aggregate amount of $2,300,000,000 of Common Stock for which consideration will be received upon settlement of the Stock Purchase Contracts, inclusive of securities issuable upon exercise of the underwriters' overallotment option. Each Equity Unit will consist of (1) a Stock Purchase Contract, (2) initially a 2.5% undivided beneficial interest in a Series P Debenture due February 15, 2031 ("Series P Debentures") and (3) initially a 2.5% undivided beneficial ownership interest in a Series Q Debenture due February 15, 2034 ("Series Q Debentures" and, together with the Series P Debentures, the "Debentures").

[2]	See Offering Note (1).

[3]	See Offering Note (1).

[4]	NextEra Energy, Inc. has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Debentures. The value attributable to the NextEra Energy, Inc. guarantee, if any, are reflected in the offering price of the Debentures. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantee is payable.

[5]	See Offering Note (1).

[6]	See Offering Note (4).

[7]	See Offering Note (1).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $4,600,000,000.00. The prospectus is a final prospectus for the related offering.